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                                                                   Exhibit 10.12



                                 AMENDMENT NO. 2
                                       TO
                                CREDIT AGREEMENT

AMENDMENT NO. 2 TO CREDIT AGREEMENT (the "AMENDMENT"), dated as of September 30, 1998, among American Architectural Products Corporation, a Delaware corporation, Eagle & Taylor Company, a Delaware corporation, Forte, Inc., an Ohio corporation, Western Insulated Glass, Co., an Arizona corporation, Thermetic Glass, Inc., a Delaware corporation, Binnings Building Products, Inc., a Delaware corporation, Danvid Window Company, a Delaware corporation, Modern Window Acquisition Corporation, a Delaware Corporation, American Glassmith Acquisition Corporation, a Delaware corporation, VinylSource, Inc., a Delaware corporation, Weather-Seal Acquisition Corporation, a Delaware corporation, Eagle Window & Door Center, Inc., a Delaware corporation, Denver Window Acquisition Corporation, a Delaware corporation, AAPC One Acquisition Corporation, a Delaware corporation, and AAPC Two Acquisition Corporation, a Delaware corporation (the "Borrowers"), the institutions parties hereto (the "LENDERS"), and BankBoston, N.A., in its capacity as contractual representative for itself and the other Lenders (the "AGENT") under that certain Credit Agreement, dated as of June 9, 1998, as amended, by and among the Borrowers, the Lenders and the Agent (the "CREDIT Agreement"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

         WHEREAS, the Borrowers, the Lenders and the Agent have entered into the Credit Agreement; and

         WHEREAS, the Borrowers, the Lenders and the Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Agent agree as follows:

         1. AMENDMENT TO THE CREDIT AGREEMENT. Effective as of the date first above written and subject to the execution of this amendment by the parties hereto and the satisfaction of the conditions precedent set forth in SECTION 2 below, the Credit Agreement shall be and hereby is amended as follows:

         1.1 Section 7.1 (A)(vi) of the Credit Agreement is hereby amended to insert immediately at the end thereof the following:

                           In addition, the Borrowers and their respective
                  Subsidiaries shall deliver to the Agent, on or before November 30, 1998, a plan and forecast (including a projected balance sheet, income statement and a statement of cash flows) of each Borrower and its respective Subsidiaries for the four fiscal quarter period beginning October 1, 1998 and ending September 30, 1999.

         1.2 Section 7.4(B) of the Credit Agreement is hereby deleted and replaced with the following:

                           (B) MINIMUM CONSOLIDATED NET WORTH. Holdings shall
                  not permit its Consolidated Net Worth as of September 30, 1998 to be less than $2,648,953 or at any time thereafter to be less than the sum of (a) $3,115,045, PLUS (b) one hundred percent (100%) of Net Income (if positive) for the fiscal quarter ending June 30, 1998 PLUS (c) fifty percent (50%) of Net Income (if positive) calculated separately for each fiscal quarter ending after June 30, 1998, PLUS (d) one hundred percent (100%) of net cash proceeds resulting from the issuance by any Borrower of any Capital Stock.


         2. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date above written, if, and only if, ( i) the Agent has received duly executed originals of the Amendment from the Borrowers,

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the Lenders and the Agent and (ii) the Agent shall have received an amendment fee of $62,500 paid to it in immediately available funds for the account of each Lender.

         3. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. The Borrowers hereby represent and warrant as follows:

                  (a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrowers and are enforceable against the Borrowers in accordance with their terms.

                  (b) Upon the effectiveness of this Amendment, the Borrowers hereby reaffirm all representations and warranties made in the Credit Agreement, and to the extent the same are not amended hereby, agree that all such representations and warranties shall be deemed to have been remade as of the date of delivery of the Amendment, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

         4. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT.

                  (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement," "hereunder," "hereof," "herein" or words of like shall mean and be a reference to the Credit Agreement as amended hereby.

                  (b) The Credit Agreement, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                  (c) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

         5. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of Illinois.

         6. HEADINGS. Section headings in the Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         7. COUNTERPARTS. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered on the date first above written.


AMERICAN ARCHITECTURAL                     BANKBOSTON, N.A., individually
PRODUCTS CORPORATION                       and as Agent

EAGLE AND TAYLOR COMPANY                   By: /s/ William J. Sherald
                                               --------------------------------
                                               Name:  William J. Sherald
FORTE, INC.                                    Title: Vice President
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WESTERN INSULATED GLASS, CO.

THERMETIC GLASS, INC.

BINNINGS BUILDING PRODUCTS, INC.

DANVID WINDOW COMPANY

MODERN WINDOW ACQUISITION
CORPORATION

AMERICAN GLASSMITH ACQUISITION
CORPORATION

VINYLSOURCE, INC.

WEATHER-SEAL ACQUISITION
CORPORATION

EAGLE WINDOW & DOOR CENTER, INC.

DENVER WINDOW ACQUISITION
CORPORATION

AAPC ONE ACQUISITION CORPORATION

AAPC TWO ACQUISITION CORPORATION

By: /s/ Frank J. Amedia
   ------------------------------------------------
         (on behalf of the parties named above)
         Name:  Frank J. Amedia
         Title: President & Chief Executive Officer